Exhibit (h)(1)(viii)

APPENDIX A

Funds and Portfolios

Dated March 30, 2012

Natixis Funds Trust I, a business trust organized under the laws of the Commonwealth of Massachusetts

CGM Advisor Targeted Equity Fund

Hansberger International Fund

Natixis Diversified Income Fund (formerly, Natixis Income Diversified Portfolio, formerly, IXIS Income Diversified Portfolio)

Natixis U.S. Multi-Cap Equity Fund (formerly, Natixis U.S. Diversified Portfolio, formerly, IXIS U.S. Diversified Portfolio,     formerly, CDC Nvest Star Advisers Fund)

Loomis Sayles Core Plus Bond Fund

Vaughan Nelson Small Cap Value Fund

Absolute Asia Dynamic Equity Fund

Natixis Oakmark Global Fund

Natixis Oakmark International Fund

Natixis Funds Trust II, a business trust organized under the laws of the Commonwealth of Massachusetts

Harris Associates Large Cap Value Fund

ASG Global Alternatives Fund

Vaughan Nelson Value Opportunity Fund

ASG Diversifying Strategies Fund

~~Westpeak ActiveBeta® Equity Fund~~ (liquidated March 16, 2012)

ASG Managed Futures Strategy Fund

Loomis Sayles Multi-Asset Real Return

Loomis Sayles Absolute Strategies Fund

Loomis Sayles Senior Floating Rate and Fixed Income Fund

ASG Growth Markets Fund

Loomis Sayles Capital Income Fund

Natixis Funds Trust IV, a business trust organized under the laws of the Commonwealth of Massachusetts

AEW Real Estate Fund

Loomis Sayles Funds I, a business trust organized under the laws of the Commonwealth of Massachusetts

Loomis Sayles Bond Fund

Loomis Sayles Fixed Income Fund

Loomis Sayles Global Bond Fund

Loomis Sayles High Income Opportunities Fund

Loomis Sayles Inflation Protected Securities Fund

Loomis Sayles Institutional High Income Fund

Loomis Sayles Intermediate Duration Bond Fund (formerly, Loomis Sayles Intermediate Duration Fixed Income Fund)

Loomis Sayles Investment Grade Fixed Income Fund

Loomis Sayles Securitized Asset Fund

Loomis Sayles Small Cap Value Fund

Loomis Sayles Funds II, a business trust organized under the laws of the Commonwealth of Massachusetts

Loomis Sayles Global Equity and Income Fund (formerly, Loomis Sayles Global Markets Fund, formerly, Loomis Sayles

    Worldwide Fund)

Loomis Sayles Growth Fund

Loomis Sayles High Income Fund

Loomis Sayles International Bond Fund

Loomis Sayles Investment Grade Bond Fund

Loomis Sayles Limited Term Government and Agency Fund

Loomis Sayles Mid Cap Growth Fund (formerly, Loomis Sayles Aggressive Growth Fund)

Loomis Sayles Small Cap Growth Fund

Loomis Sayles Strategic Income Fund

Loomis Sayles Value Fund

Gateway Trust, a business trust organized under the laws of the Commonwealth of Massachusetts

Gateway Fund

Gateway International Fund

NATIXIS FUNDS TRUST I NATIXIS FUNDS TRUST II NATIXIS FUNDS TRUST IV LOOMIS SAYLES FUNDS I LOOMIS SAYLES FUNDS II GATEWAY TRUST		BOSTON FINANCIAL DATA SERVICES, INC.

By:	/s/ David L. Giunta	By:	/s/ Richard J. Johnson

Name:	David L. Giunta	Name:	Richard J. Johnson

Title:	President	Title:	Division Vice President

As an Authorized Officer on behalf of each of the Funds listed above.